Exhibit T3A.143

FEB-23-2001 17:59	CT-ATLANTA, TEAM3	404 888 7795	P. 02/03

FILED In the Office of the Secretary of State of Texas FEB 23 2001 Corporations Section

AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

PARKDALE MALL ASSOCIATES, L.P.

This Amended and Restated Certificate of Limited Partnership of Parkdale Mall Associates, a Texas limited partnership (the “Partnership”), is being submitted for filing by the undersigned pursuant to and in accordance with Section 2.10 of the Texas Revised Limited Partnership Act:

WHEREAS, CBL/Parkdale, LLC has acquired an interest in the Partnership with said interest being a .05% general partner interest; and

WHEREAS, the Certificate of Limited Partnership of Parkdale Mall Associates, initially filed on May 23, 1980 with the Texas Secretary of State, is hereby amended and restated in its entirety as follows:

1.     The name of the Partnership is: Parkdale Mall Associates, L.P.

2.     The street address of the Partnership’s registered office in Texas is:

350 N. St. Paul Street

Dallas, Dallas County, Texas 75201

and the name of the registered agent in Texas at such address is:

CT Corporation System

3.     The address of the principal office of the Partnership in the United States where records of the partnership are to be kept or made available is:

6155 Eastex Freeway, Suite 200

Beaumont, Texas 77706-6797

FEB-23-2001 18:00	CT-ATLANTA, TEAM3	404 888 7795	P. 03/03

4.    The name, the mailing address and the street address of the sole general partner is:

CBL/Parkdale, LLC,

Suite 300, One Park Place

6148 Lee Highway

Chattanooga, Tennessee 37421

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Limited Partnership of Parkdale Mall Associates, L.P. this 17 day of February, 2001.

GENERAL PARTNER:

CBL/PARKALE, LLC

By:	CBL & Associates Limited Partnership, its sole member and Chief Manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ John N. Foy
John N. Foy, Vice Chairman of the Board and Chief Financial Officer